CERTIFICATION

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies that to his knowledge the Annual Report on Form 11-K for the year ended  December 31, 2002 of the Dollar General Corporation 401(k) Savings and Retirement Plan (the “Plan”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ David A. Perdue
Name:	David A. Perdue
Title:	Chief Executive Officer
Date:	June 27, 2003

/s/ James J. Hagan
Name:	James J. Hagan
Title:	Chief Financial Officer
Date:	June 27, 2003

This Certification accompanies the Annual Report on Form 11-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to Dollar General Corporation and will be retained by Dollar General Corporation and furnished to the Securities and Exchange Commission or its staff upon request.